UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2008

FLORIDA COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-1170902	35-2164765
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)	Identification No.)

1400 North 15th Street, Immokalee, Florida 34142
(address of principal executive offices)

Registrant’s telephone number: (239) 657-3171

______________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      Entry into a Material Definitive Agreement

On October 17, 2008, Florida Community Banks, Inc.’s wholly-owned subsidiary, Florida Community Bank (“Bank”), the Florida Office of Financial Regulation (“OFR”) and the Federal Deposit Insurance Corporation (“FDIC”) entered into a Stipulation and Consent of Entry of Order to Cease and Desist, which incorporated by reference an Order to Cease and Desist for the Bank (“Order”).

The Order requires the Bank to: (i) recruit three new directors; (ii) review its management to determine if staffing changes or additions are required; (iii) modify its management succession plan; (iv) increase Board oversight and minute keeping; (v) obtain regulatory clearance for the appointment of executive officers; (vi) adopt and adhere to a capital plan for maintaining a Tier 1 Leverage Capital ratio of at least 8%, a Tier 1 Risk Based Capital ratio of at least 10% and a Total Risk Based Capital ratio of at least 12%; (vii) obtain regulator approval for the payment of dividends; (viii) charge off or collect all assets classified as “loss” by the OFR; (ix) establish a special assets committee to adopt a plan to reduce the Bank’s risk exposure to adversely classified assets; (x) refrain, except under certain circumstances, from making loans to borrowers who has had a loan charged off or adversely classified by the Bank; (xi) evaluate and reorganize the Bank’s special assets department and policies; (xii) address and cure deficiencies in loan administration, underwriting, loan policy and loan review; (xiii) review, monitor and reduce the Bank’s credit concentration risk; (xiv) review and modify its allowance for loan and lease losses methodology; (xv) develop a plan to increase earnings; (xvi) amend its 2008 business plan budget and develop a business plan and budget for 2009 and 2010 to reflect the Bank’s current condition and prospects; (xvii) not increase its amount of brokered deposits and develop a plan to reduce their level of use; (xviii) not borrow money other than deposits, Federal Funds purchased or Federal Home Loan Bank advances without regulatory approval; (xix) evaluate its interest rate risk modeling system: and (xx) establish a compliance committee of the Board and file periodic reports with the OFR and FDIC as to compliance with the Order.

ITEM 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

10.9           Stipulation and Consent of Entry of Order to Cease and Desist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA COMMUNITY BANKS, INC.
                                                                                                                                                                  (Registrant)
Date: November 4, 2008

/s/ Guy Harris
                                                                                                                                          Guy Harris
Chief Financial Officer